As filed June 13, 2006                                       File No. 333-128302
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 7 TO
                                   FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             TITANIUM GROUP LIMITED
             (Exact name of registrant as specified in its charter)

      BRITISH VIRGIN ISLANDS                     7373                            NOT APPLICABLE
    (State or jurisdiction of       (Primary Standard Industrial     (I.R.S. Employer Identification No.)
   incorporation or organization     Classification Code Number)

                            4/F, BOCG INSURANCE TOWER
                    134-136 DES VOEUX ROAD CENTRAL, HONG KONG
                                 (852) 3427 3177
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        JASON MA, CHIEF EXECUTIVE OFFICER
                            4/F, BOCG INSURANCE TOWER
                    134-136 DES VOEUX ROAD CENTRAL, HONG KONG
                                 (852) 3427 3177
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             FAY M. MATSUKAGE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                          455 SHERMAN STREET, SUITE 300
                             DENVER, COLORADO 80203
                       (303) 777-3737; (303) 777-3823 FAX

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  -----------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ----------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ----------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF        AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED               UNIT                    PRICE            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par       9,956,000 shares           $0.20                 $1,991,200               $234.36
value per share
--------------------------------------------------------------------------------------------------------------------


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows (stated in US dollars):

         Securities and Exchange Commission filing fee........$       234.36
         Accounting fees and expenses.........................     70,000.00
         Blue sky fees and expenses...........................      1,000.00
         Legal fees and expenses..............................     25,000.00
         Transfer agent fees and expenses.....................      5,550.00
         Printing expenses....................................      2,000.00
         Miscellaneous expenses...............................      1,215.64
                                                              --------------

         Total................................................$   105,000.00
                                                              ==============

         All amounts are estimates except the SEC filing fee. The Selling Stockholders will be bearing the cost of its own brokerage fees and commissions and its own legal and accounting fees.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the International Business Companies Act of the British Virgin Islands, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 74 of the registrant's Articles of Association (Exhibit 3.2 hereto) states that every officer and director shall be entitled to be indemnified out of the assets of the registrant against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage, or misfortune which may happen to, or be incurred by the registrant in the execution of the duties of his office, or in relation thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         Within the past three years, the registrant has issued and sold the unregistered securities set forth in the tables below.

-------------------------------------------------------------------------------------------------------------------
                    PERSONS OR
                     CLASS OF
      DATE            PERSONS               SECURITIES                      CONSIDERATION            EXEMPTION CLAIMED
-------------------------------------------------------------------------------------------------------------------
May 2004           5 persons      5,000,000 shares of common       US$50,000                         Section 4(2)
                                  stock
-------------------------------------------------------------------------------------------------------------------
June 2005          Golden Mass    42,000,000 shares of common      Shares of capital stock of        Section 4(2)
                   Technologies   stock                            Titanium Technology Limited
                   Ltd.
-------------------------------------------------------------------------------------------------------------------
July 2005 -        64             2,460,000 Units, each Unit       US$492,000 aggregate offering     Rule 506
August 2005        accredited     consisting of one share of       price; selling commissions of
                   investors      common stock and one common      US$49,200
                                  stock purchase warrant
-------------------------------------------------------------------------------------------------------------------

                                      II-1

-------------------------------------------------------------------------------------------------------------------
                    PERSONS OR
                     CLASS OF
      DATE            PERSONS               SECURITIES                      CONSIDERATION            EXEMPTION CLAIMED
-------------------------------------------------------------------------------------------------------------------
July 2005 -        13 non-U.S.    540,000 Units, each Unit         US$108,000 aggregate offering     Regulation S
August 2005        Persons        consisting of one share of       price; selling commissions of
                                  common stock and one common      US$10,800
                                  stock purchase warrant
-------------------------------------------------------------------------------------------------------------------

         No underwriters were used in the recapitalization and reorganization of the registrant. Underwriters were used in connection with the sale of the Units made from July 2005 to August 2005. The registrant relied upon the exemption from registration contained in Section 4(2) as to all of the transactions except for the sales of Units to accredited investors. The registrant relied upon Rule 506 and Regulation S for the sales of Units from July 2005 to August 2005, as all of the purchasers were either accredited investors or non-US persons. With regard to the transactions made in reliance on the exemption contained in
Section 4(2), the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the securities issued in all of the above transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

--------------------------------------------------------------------------------
 REGULATION S-K
     NUMBER                        EXHIBIT
--------------------------------------------------------------------------------
       3.1         Memorandum of Association, as amended (1)
--------------------------------------------------------------------------------
       3.2         Articles of Association, as amended (1)
--------------------------------------------------------------------------------
       4.1         Form of Warrant (2)
--------------------------------------------------------------------------------
       4.2         Form of Subscription Agreement (2)
--------------------------------------------------------------------------------

       5.1         Opinion of Harney Westwood & Riegels

--------------------------------------------------------------------------------
      10.1         Employment agreement with Jason Ma dated January 1, 2005 (1)
--------------------------------------------------------------------------------
      10.2         Employment agreement with Humphrey Cheung dated January 1,
                   2005 (1)
--------------------------------------------------------------------------------
      10.3         Employment agreement with Billy Tang dated January 1, 2005
                   (1)
--------------------------------------------------------------------------------
      10.4         Office lease dated June 22, 2005 (1)
--------------------------------------------------------------------------------
      10.5         2005 Stock Plan (2)
--------------------------------------------------------------------------------
      10.6 Technical Service Agreement with IBM China/Hong Kong Limited dated October 5, 2004 and Amendment to Supplier Agreement dated December 3, 2004 (2)
--------------------------------------------------------------------------------
      10.7 Technology Partnership and Research & Development Contract with China Scientific Automation Research Center dated June 15, 2005 (2)
--------------------------------------------------------------------------------
      10.8 Technology Research and Development Contract with Tsing Hua University dated November 4, 2005 (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 REGULATION S-K
     NUMBER                          EXHIBIT
--------------------------------------------------------------------------------
      10.9         Form of Distributor Agreement (3)
--------------------------------------------------------------------------------
      10.10        Form of Reseller Agreement (3)
--------------------------------------------------------------------------------
      10.11        Distributor Agreement with Elixir Group Limited dated January
                   1, 2004 (4)
--------------------------------------------------------------------------------
      10.12        Distributor Agreement with Smart Wireless Corporation dated
                   February 1, 2005 (4)
--------------------------------------------------------------------------------
      10.13        Agreement with Shanghai Commercial Bank Ltd. dated February
                   7, 2006 (4)
--------------------------------------------------------------------------------
       21          Subsidiaries of the registrant (1)
--------------------------------------------------------------------------------

      23.1         Consent of Harney Westwood & Riegels incorporated in Exhibit
                   5.1

--------------------------------------------------------------------------------

      23.2         Consent of Zhong Yi (Hong Kong) C.P.A. Company Limited (5)

--------------------------------------------------------------------------------
------------------
(1) Filed as an exhibit to the initial filing of the registration statement on September 14, 2005.
(2) Filed as an exhibit to Amendment No.1 to the registration statement on December 9,2005.
(3) Filed as an exhibit to Amendment No. 2 to the registration statement on January 26, 2006.
(4) Filed as an exhibit to Amendment No. 3 to the registration statement on March 8, 2006.

(5) Filed as an exhibit to Amendment No. 6 to the registration statement on May 24, 2006.


ITEM 28.      UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on June 13, 2006.

                                     TITANIUM GROUP LIMITED



                                     By:   /s/ JASON MA
                                        ----------------------------------------
                                           Jason Ma, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                         TITLE                              DATE

                                                  Chief Executive Officer (Principal
/s/ JASON MA                                      Executive Officer)                            June 13, 2006
--------------------------------------------
Jason Ma
                                                  Chairman of the Board of Directors
                                                  (Principal Financial and Accounting Officer)
/s/ KIT CHONG "JOHNNY" NG                                                                       June 13, 2006
--------------------------------------------
Dr. Kit Chong "Johnny" Ng


/s/ KIN KWONG "HUMPHREY" CHEUNG                   Director                                      June 13, 2006
--------------------------------------------
Kin Kwong "Humphrey" Cheung


/s/ WAI HUNG "BILLY" TANG                         Director                                      June 13, 2006
--------------------------------------------
Wai Hung "Billy" Tang
